Exhibit 99.1

Sophiris Bio Reports Third Quarter Financial Results

San Diego and Vancouver, British Columbia, November 12, 2014 – Sophiris Bio Inc. (NASDAQ: SPHS) (the “Company” or “Sophiris”), a biopharmaceutical company developing PRX302 for the treatment of the symptoms of benign prostatic hyperplasia (BPH, enlarged prostate) and for the treatment of localized low to intermediate risk prostate cancer, today announced financial results for the three and nine months ended September 30, 2014.

“We have demonstrated good progress in advancing our clinical program in BPH. We completed the enrollment of the PLUS-1 Phase 3 study on schedule, which puts us on track to complete an administrative interim analysis around the end of the year,” stated Randall Woods, president and CEO of Sophiris Bio. “In the third quarter, we also provided an update on the PRX302 development program in localized low to intermediate risk prostate cancer, with a proof of concept study expected to commence enrollment in the first quarter of 2015 and with data expected by the end of 2015.”

Financial Results

At September 30, 2014, Sophiris had cash, cash equivalents and securities available-for-sale of $29.1 million and net working capital of $25.3 million. Sophiris expects that its current cash, cash equivalents and securities available-for-sale as of September 30, 2014 will be sufficient to fund its operations for at least the next 12 months.

For the third quarter ended September 30, 2014

The Company reported a net loss of $8.2 million ($0.49 per share) for the three months ended September 30, 2014 compared to a net loss of $3.0 million ($0.31 per share) for the three months ended September 30, 2013.

Research and development expenses

Research and development expenses were $6.7 million for the three months ended September 30, 2014 compared to $2.1 million for the three months ended September 30, 2013. The increase in research and development costs was attributable to an increase in the costs associated with the Company’s Phase 3 clinical trial which commenced enrollment in October 2013.

General and administrative expenses

General and administrative expenses were $1.4 million for the three months ended September 30, 2014 compared to $0.9 million for the three months ended September 30, 2013. The increase is due to an increase in personnel related costs, an increase of stock-based compensation expense as a result of the stock options granted in October 2013, and increases in auditing fees and corporate insurance.

For the nine months ended September 30, 2014

The Company reported a net loss of $25.4 million ($1.54 per share) for the nine months ended September 30, 2014 compared to a net loss of $5.7 million ($1.08 per share) for the nine months ended September 30, 2013.

Research and development expenses

Research and development expenses were $20.6 million for the nine months ended September 30, 2014 compared to $6.1 million for the nine months ended September 30, 2013. The increase in research and development costs was primarily attributable to an increase in the costs associated with the Company’s first Phase 3 clinical trial and an increase in manufacturing activities for PRX302.

General and administrative expenses

General and administrative expenses were $4.3 million for the nine months ended September 30, 2014 compared to $3.0 million for the nine months ended September 30, 2013. The increase is due to an increase in personnel related costs, an increase in directors and officers insurance expense as a result of our initial public offering on the NASDAQ in August 2013 and an increase of stock-based compensation expense as a result of stock options granted in October 2013.

For complete financial results, please see the Company’s website at www.sophiris.com.

Third Quarter Accomplishment

On September 2, 2014, the Company announced that it has fully enrolled its ongoing Phase 3 trial (referred to as PLUS-1) of PRX302 as a treatment for lower urinary tract symptoms of BPH. The primary endpoint is the International Prostate Symptom Score (IPSS) total score change from baseline over 52 weeks which the Company expects to complete in the second half of 2015. Secondary endpoints include Qmax (maximum urine flow) change from baseline over 52 weeks. The Company expects to complete an administrative interim analysis of the results after all of the enrolled patients complete three months in the trial around the end of 2014.

About Sophiris

Sophiris Bio Inc. is a biopharmaceutical company developing PRX302, a clinical-stage, targeted therapy for the treatment of the symptoms of BPH and treatment of localized low to intermediate risk prostate cancer. PRX302 is in Phase 3 clinical development for the treatment of the symptoms of BPH and is designed to be as efficacious as pharmaceuticals, less invasive than the surgical interventions, and without the sexual side effects seen with existing treatments. Sophiris plans to initiate a Phase 2 proof of concept study of PRX302 for the treatment of localized low to intermediate risk prostate cancer prior to the end of the first quarter of 2015. For more information, please visit www.sophiris.com.

Certain statements included in this press release may be considered forward-looking, including the quote of our President and CEO and any expectations relating to the results of our Phase 3 trial of PRX302, the proof of concept study for the treatment of localized low to intermediate risk prostate cancer or our capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risk associated with the process of developing, obtaining regulatory approval of and commercializing treatments that are safe and effective, and in the endeavor of building a business around such treatments. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial results, market acceptance, ability to raise capital and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peter Slover

Chief Financial Officer

(858) 777-1760

Corporate Communications and Investor Relations:

Jason Spark	Michael Moore
Canale Communications	Equicom Group
Corporate Communications and IR	Investor Relations
(619) 849-6005	858-886-7813
jason@canalecomm.com	mmoore@tmxequicom.com

Source: Sophiris Bio Inc.

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30,	December 31,
	2014	2013

Assets:

Current assets:

Cash and cash equivalents	$16,174	$14,839
Securities available-for-sale	12,970	33,310
Other receivables	18	48
Prepaid expenses	3,101	3,598

Total current assets	32,263	51,795

Property and equipment, net	40	78
Other long-term assets	19	19

Total assets	$32,322	$51,892

Liabilities and shareholders’ equity:

Current liabilities:

Accounts payable	$3,871	$1,470
Accrued expenses	2,912	2,181
Current portion of promissory notes	154	6,877

Total current liabilities	6,937	10,528

Long-term promissory notes	5,754	—
Warrant liability	—	883
Stock-based compensation liability	129	202

Total liabilities	12,820	11,613

Shareholders’ equity:

Common shares, unlimited authorized shares, no par value; 16,844,736 and 16,149,871 shares issued and outstanding at September 30, 2014 and December 31, 2013	113,089	111,204
Contributed surplus	16,592	13,824
Accumulated other comprehensive gain	101	98
Accumulated deficit	(110,280)	(84,847)

Total shareholders’ equity	19,502	40,279

Total liabilities and shareholders’ equity	$32,322	$51,892

Sophiris Bio Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:

License revenue	$—	$—	$—	$5,000

Operating expenses:
Research and development	6,710	2,117	20,629	6,143
General and administrative	1,370	883	4,316	3,009
Total operating expenses	8,080	3,000	24,945	9,152

Other income (expense):
Interest expense	(175)	(313)	(551)	(1,064)
Interest income	10	—	40	—
Gain on revaluation of warrant liability	—	195	49	195
Other income (expense), net	21	166	(27)	(190)
Total other income (expense)	(144)	48	(489)	(1,059)

Net loss before income taxes	(8,224)	(2,952)	(25,434)	(5,211)

Income tax expense	—	—	—	(500)

Net loss	$(8,224)	$(2,952)	$(25,434)	(5,711)

Basic and diluted loss per share	$(0.49)	$(0.31)	$(1.54)	$(1.08)
Weighted average number of outstanding shares – basic and diluted	16,845	9,509	16,499	5,293

Other comprehensive income (loss):
Foreign currency translation adjustment	—	(154)	—	146
Unrealized (loss) gain on securities available-for sale	(1)	—	3	—
Total other comprehensive loss	$(8,225)	$(3,106)	$(25,431)	$(5,565)

Source: Sophiris Bio Inc.